UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 31, 2009

CORNERSTONE GROWTH & INCOME REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-139704	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400
Irvine, CA 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

We have entered into a commitment to purchase an existing assisted living facility, Windsor Oaks, a 36-unit assisted living facility, from Oaks Holding, LLC, an unaffiliated  party, for a purchase price of  $4.5 million. Except with respect to specific contingencies, our right to terminate the commitment agreement (the “Agreement”) without penalty expired on March 31, 2009 and our deposits became non-refundable.

The Windsor Oaks, consists of 36 assisted living units in two adjacent, 8,800 square foot, single-story buildings, and is situated on approximately 2 acres of land in the Bradenton, Florida. The facility was built in 1996 with major renovations completed in 2003.  Of the 36 units, half are assisted living units, while the other half are designated as memory care units.  The property is currently 100% occupied, and has experienced average monthly occupancy of above 94% since January 2006. Windsor Oaks will be managed by Legend Senior Living, an affiliate of the existing manager.

The City of Bradenton is a popular retirement destination where 30% of residents are age 60 or older according to an IDcide.com city profile.

In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of targeted net rental income, location, demographics, existing and planned competitive properties and price per square foot and analyzed how the property compares to comparable properties in its market.

We do not intend to make significant renovations or improvements to Windsor Oaks.  Our management believes that it is adequately insured.

In connection with the Agreement, we paid a $100,000 deposit to an escrow account, and under the terms of the Agreement, we are obligated to pay our attorney fees and one half  of certain closing costs, including, but not limited certain title insurance premiums, survey costs, recording costs and escrow charges. The Agreement closing date is currently scheduled for May 2009.  Although most contingencies have been satisfied and we expect to close in accordance with the terms of the Agreement, there can be no assurance that remaining contingencies will be satisfied or that events will not arise that could prevent us from acquiring the property.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Press release dated April 1, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE GROWTH & INCOME REIT, INC.

Dated: April 1, 2009	By:	/s/Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer